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                                                                    EXHIBIT 99.3

                              WAVETEK CORPORATION

  OFFER TO EXCHANGE ITS 10 1/8% SENIOR SUBORDINATED NOTES DUE 2007, WHICH HAVE
     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ITS OUTSTANDING
                  10 1/8% SENIOR SUBORDINATED NOTES DUE 2007.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                   , 1997, UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

    Wavetek Corporation (the "Company") is offering, upon the terms and subject
to the conditions set forth in the Prospectus dated          , 1997 (the
"Prospectus") and the accompanying Letter of Transmittal enclosed herewith (which together constitute the "Exchange Offer"), to exchange its 10 1/8% Senior Subordinated Notes due 2007 (the "New Notes") for a like principal amount of its outstanding 10 1/8% Senior Subordinated Notes due 2007 (the "Old Notes"). As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer and will not be entitled to registration rights.

    THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1.  the Prospectus, dated        , 1997;

        2. the Letter of Transmittal for your use and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Old Notes);

        3. a form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

        4.  a Notice of Guaranteed Delivery; and

        5. a return envelope addressed to The Bank of New York, the Exchange Agent.

    YOUR PROMPT ACTION IS REQUESTED, PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON               , 1997, UNLESS EXTENDED.
PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

    In all cases, exchanges of Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(a) certificates representing such Old Notes, or a book-entry confirmation (as defined in the Prospectus), as the case may be, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Prospectus) and (c) any other required documents.

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or an Agent's Message and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer--Procedures for Tendering Old Notes--Guaranteed Delivery" in the Prospectus.
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    The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

    The Company will not make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 11 of the Letter of Transmittal.

    Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at 1-(212) 815-6333.

                                          Very truly yours,

                                          WAVETEK CORPORATION

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.